Exhibit 32 Certification of Chief Executive Officer and Chief Financial Officer of Atlantic Coast Financial Corporation Pursuant to 18 U.S.C Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

John K. Stephens, Jr., President and Chief Executive Officer, and Tracy L. Keegan, Executive Vice President and Chief Financial Officer, of Atlantic Coast Financial Corporation (the Company), each certify in their capacity as an officer of the Company that they have reviewed the quarterly report of the Company on Form 10-Q for the quarter ended September 30, 2016 (the Report), and that:

1.	The Report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and the periods expressed in the Report.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: November 14, 2016	Date: November 14, 2016

/s/ John K. Stephens, Jr.	/s/ Tracy L. Keegan

John K. Stephens, Jr.	Tracy L. Keegan
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer
(Principal Executive Officer)	(Principal Financial and Accounting Officer)